UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2020

TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Liberty Street, 14th Floor, New York, New York 10281
(Address of principal executive offices, including zip code)

646-992-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Class A, par value $0.01	TERP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 29, 2020, TerraForm Power, Inc. (“TerraForm Power”, “TERP” or the “Company”) held its annual meeting of stockholders for 2020 (the “2020 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the 2020 Annual Meeting and the voting results with respect to each matter.

1.
The (i) adoption of that certain Plan of Merger, dated as of March 16, 2020 , by and between TerraForm Power and TerraForm Power NY Holdings, Inc., a wholly owned subsidiary of TerraForm Power (“TerraForm New York”), pursuant to which TerraForm Power will merge with and into TerraForm New York, with TerraForm New York as the surviving corporation of such merger (the “Reincorporation Merger”), and (ii) approval of (x) that certain Agreement and Plan of Reorganization, dated as of March 16, 2020 (as the same may be amended from time to time, the “Reorganization Agreement”), by and among Brookfield Renewable Partners L.P. (“BEP”), Brookfield Renewable Corporation (“BEPC”), 2252876 Alberta ULC, a wholly owned subsidiary of BEP (“Acquisition Sub”), TerraForm Power and TerraForm New York, pursuant to which the Reincorporation Merger will occur and, immediately thereafter, (a) pursuant to a binding share exchange, BEPC will acquire each share of TerraForm New York’s class B common stock, par value $0.01, that is issued and outstanding after the effective time of the Reincorporation Merger in exchange for BEPC class A exchangeable subordinate voting shares, no par value, (the “BEPC Share Exchange”) and (b) pursuant to a binding share exchange, Acquisition Sub will acquire each share of TerraForm New York’s class C common stock, par value $0.01, that is issued and outstanding after the effective time of the Reincorporation Merger in exchange for non-voting limited partnership units of BEP (together with the Reincorporation Merger and the BEPC Share Exchange, the “Transactions”) and (y) the Transactions (such proposal, the “Merger Proposal”):

The voting results of the total outstanding shares of TerraForm Power Class A common stock entitled to vote on the Merger Proposal are as follows:

For	Against	Abstentions	Broker Non-Votes
204,661,742	363,679	165,293	10,714,633

The voting results of the total outstanding shares of TerraForm Power Class A common stock entitled to vote on the Merger Proposal that are not owned, directly or indirectly, by BEP or its affiliates are as follows:

For	Against	Abstentions	Broker Non-Votes
65,030,076	363,679	165,293	10,714,633

2.
The election of seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to his or her earlier resignation or removal (including in connection with the completion of the Transactions) or death:

Nominee	For	Against	Abstentions	Broker Non-Votes
Brian Lawson	177,022,729	27,985,255	182,727	10,714,636
Carolyn Burke	163,970,187	40,670,596	549,929	10,714,636
Christian S. Fong	156,831,758	47,822,354	536,599	10,714,635
Harry Goldgut	166,414,182	38,591,770	184,758	10,714,636
Richard Legault	178,210,755	26,792,833	187,120	10,714,637
Mark McFarland	156,840,636	47,782,045	568,029	10,714,639
Sachin Shah	178,326,938	26,783,262	191,375	10,714,637

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020:

For	Against	Abstentions	Broker Non-Votes
214,714,207	941,592	249,548	*

* No broker non-votes arose in connection with Proposal No. 3 due to the fact that the matter was considered a routine matter under New York Stock Exchange rules.

4.	The ratification, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
164,338,774	40,627,506	224,426	10,714,641

As a result of the foregoing votes, (i) the Merger Proposal was approved, (ii) each of Ms. Burke and Messrs. Lawson, Fong, Goldgut, Legault, McFarland and Shah was elected to serve as a director until the next annual meeting of stockholders of the Company and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal (including in connection with the completion of the Transactions) or death, (iii) the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 was ratified, and (iv) the compensation paid to the Company’s named executive officers was ratified, on a non-binding, advisory basis.  Stockholder action on Proposal No. 5, to approve the adjournment of the 2020 Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes to approve the Merger Proposal, was not required and no vote was taken on that proposal.

Item 8.01.	Other Events.

On July 29, 2020, BEP, BEPC and the Company issued a joint press release announcing the anticipated closing of the transactions contemplated by the Reorganization Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements.

Except for historical information contained in this Current Report on Form 8-K and the press release attached as an exhibit hereto, this Current Report on Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01	Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Joint press release, dated July 29, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: July 29, 2020	By:	/s/ William Fyfe
	Name:	William Fyfe
	Title:	General Counsel